EXHIBIT 5.5
19 February 2009
Eldorado Gold Corporation
Suite 1188 — 550 Burrard Street
Vancouver, B.C. V6C 2B5
United States Securities and Exchange Commission
Ladies and Gentlemen,
Re:	Registration Statement on Form F-10
I hereby consent to the incorporation by reference in this Registration Statement on Form F-10, filed with the United States Securities and Exchange Commission pursuant to the United States Securities Act of 1933, as amended, of the description of the reports titled Tanjianshan Gold Project, China, Technical Report for Eldorado Gold Corporation, September 2005, revised January 30, 2006 with an effective date of September 2005 and Tanjianshan Gold Project, Qinghai Province, China, Bankable Feasibility Study Report for Afcan Mining Corp., April 2005 (the “Technical Reports”) and of extracts from or a summary of the Technical Reports in written disclosure filed by Eldorado Gold Corporation.

Sincerely,
/s/ John Hearne
John Hearne

Coffey Mining Pty Ltd ABN 52 065 481 209
1162 Hay Street, West Perth WA 6005 Australia
PO Box 1671, West Perth WA 6872 Australia
T (+61) (8) 9324 8800 F (+61) (8) 9324 8877 coffey.com